                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement     [_] Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           MEADWESTVACO CORPORATION

--------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Certificate)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

    -----------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

    -----------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    -----------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

    -----------------------------------------------------------------------
  (5)  Total fee paid:

    -----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

    -----------------------------------------------------------------------

  (2)  Form, Schedule or Registration Statement No.:

    -----------------------------------------------------------------------

  (3)  Filing Party:

    -----------------------------------------------------------------------

  (4)  Date Filed:

    -----------------------------------------------------------------------
    Notes:
    Reg. (S)240.14a-101.
    SEC 1913 (3-99)

[LOGO] MeadWestvaco

                                          March 8, 2002

Dear Fellow Shareholders:

We cordially invite you to join us at the 2002 Annual Meeting of Shareholders of MeadWestvaco Corporation, our first annual meeting since the merger of The Mead Corporation and Westvaco Corporation was completed in January of this year. The meeting will be held at 10 o'clock in the morning of Tuesday, April 23, 2002. The meeting will take place at the J.P. Morgan Chase World Headquarters, 270 Park Avenue, 3/rd/ Floor, in New York City.

This year our proxy material includes three proposals. We ask for your support in voting FOR Proposal 1, the election of our directors; FOR Proposal 2, the appointment of our independent accountants; and FOR Proposal 3, the approval of the equity compensation portions of the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors.

Your interest in your company as demonstrated by the representation of your shares at our annual meeting is a great source of strength for your company. Your vote is very important to us and, accordingly, whether or not you expect to attend the meeting, we ask that you sign, date and promptly return the enclosed proxy.

Very truly yours,
/s/ Jerome F. Tatar       /s/ John A. Luke, Jr.

Jerome F. Tatar           John A. Luke, Jr.
Chairman of the Board     President and Chief Executive Officer

MeadWestvaco Corporation
World Headquarters
One High Ridge Park
Stamford, Connecticut 06905

[LOGO] MeadWestvaco

                 Notice of 2002 Annual Meeting of Shareholders
                              and Proxy Statement

The 2002 Annual Meeting of Shareholders of MeadWestvaco Corporation will be held at the J.P. Morgan Chase World Headquarters, 270 Park Avenue, 3/rd/ Floor, in New York City, on Tuesday, April 23, 2002, at 10 o'clock in the morning for the following purposes:

1. To elect five directors for terms of three years each;

2. To consider and vote upon a proposal to ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as independent accountants for the corporation for the fiscal year 2002; and

3. To consider and vote upon the equity compensation portions of the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors.

All holders of common stock of record at the close of business on March 8, 2002 will be entitled to receive notice of and to vote at the annual meeting. Whether or not you expect to be at the meeting, please sign, date and promptly return the enclosed proxy.

By Order of the Board of Directors

John W. Hetherington
Vice President and Secretary

March 8, 2002

Proxy Statement

MeadWestvaco Corporation
World Headquarters
One High Ridge Park
Stamford, Connecticut 06905

Your Board of Directors is providing you with this Proxy Statement in connection with the Board's solicitation of proxies for MeadWestvaco Corporation's ("MeadWestvaco" or the "Company") Annual Meeting of Shareholders to be held on April 23, 2002. On or about March 21, 2002, we will mail the Proxy Statement, a proxy card, and the Financial Report of MeadWestvaco to shareholders of record of MeadWestvaco common stock at the close of business on March 8, 2002. Only those holders of record will be entitled to vote, each share of stock being entitled to one vote. Although the Financial Report and Proxy Statement are being mailed together, the Financial Report should not be deemed to be part of the Proxy Statement.

MeadWestvaco was incorporated in Delaware in 2001 in connection with the merger of The Mead Corporation ("Mead") with Westvaco Corporation ("Westvaco"), which occurred on January 29, 2002. Mead and Westvaco shareholders received common stock of MeadWestvaco in consideration for their respective shares of Mead and Westvaco. The former shareholders of Mead and Westvaco each held approximately 50% of the MeadWestvaco common stock immediately following the combination.

A majority of the outstanding shares of common stock, represented in person or by proxy at the meeting, will constitute a quorum. The five director nominees receiving the highest number of all votes cast for directors will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. All other matters to be voted on will be decided by a majority vote of the shares represented at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers, even though represented, are not entitled to vote on any matters as to which the brokers lack authority to vote, a broker non-vote will have no effect on the vote.

On March 8, 2002, there were 199,507,979 outstanding shares of MeadWestvaco common stock. The following investment advisers are believed to have beneficial ownership (as defined for certain purposes by the Securities and Exchange Commission) of more than 5% of the Company's common stock by virtue of having investment authority and, to some extent, voting authority over the number of shares indicated.

                                                               Percent
                                                    Shares*   of Class*
                                                   ---------- ---------
        AXA Financial, Inc. and related entities**
        757 Fifth Avenue
        New York, NY 10153                         21,423,153   10.8%

        Capital Research & Management Co.***
        333 South Hope Street
        Los Angeles, CA 90071                      16,956,881    8.5%

--------
*   As of January 31, 2002.
** Based on Schedule 13G/A filed by AXA Financial, Inc. on February 11, 2002. *** Based on Schedule 13G/A filed by Capital Research & Management Co. for each of Mead and Westvaco on February 11, 2002.

The Mead and Westvaco stock ownership plans for salaried and hourly employees held, as of March 8, 2002, an aggregate amount of 20,498,464 MeadWestvaco shares, or 10.3% of the total outstanding, for which full voting rights are exercisable by members of the plans. As of that date, there were approximately 24,380 current or former employees of MeadWestvaco and its subsidiaries participating in these plans.

                      OWNERSHIP BY OFFICERS AND DIRECTORS

                                                   Shares       Options
                                                Beneficially  Exercisable   Percent of
Name                                              Owned(1)   Within 60 Days   Shares
----                                            ------------ -------------- ----------
Directors
John G. Breen..................................     15,915         4,863         *
Michael E. Campbell............................      5,335         4,365         *
Dr. Thomas W. Cole, Jr.........................     10,719        10,185         *
Duane E. Collins...............................      8,942         2,830         *
William E. Hoglund (2).........................     13,967         4,863         *
James G. Kaiser................................     10,451         4,863         *
Richard B. Kelson..............................        287             0         *
John A. Krol...................................     10,544         4,863         *
Susan J. Kropf.................................     10,581         4,863         *
Douglas S. Luke (3)............................     54,327         7,275         *
John A. Luke, Jr. (4)..........................    959,149       795,786         *
Robert C. McCormack............................      1,940             0         *
Lee J. Styslinger, Jr..........................     51,655         4,863         *
Jerome F. Tatar (5)............................    900,900       818,784         *
Jane L. Warner.................................      6,984         5,044         *
J. Lawrence Wilson.............................     10,646         4,220         *
Richard A. Zimmerman...........................     13,434        10,185         *

Other Named Executive Officers
Richard H. Block (5)...........................     78,642        38,800         *
James A. Buzzard (5)...........................    172,455       157,622         *
Raymond W. Lane (5)............................    373,126       331,033         *
Karen R. Osar (5)..............................     63,997        58,200         *
All Directors and Executive Officers as a Group  3,502,643     2,844,263       1.8%

--------------------------------------------------------------------------------
*  Less than 1% of MeadWestvaco common stock.
(1) Information concerning beneficial ownership of shares is as of February 28, 2002, the most recent practicable date. Includes the number of shares of which such person has the right to acquire beneficial ownership as of February 28, 2002, and which such person will have the right to acquire beneficial ownership within 60 days thereafter (which shares are also set forth in the column "Options Exercisable Within 60 Days").

(2) Includes 2,000 MeadWestvaco shares held indirectly through an IRA.

(3) Includes 23,278 MeadWestvaco shares held in a trust of which Mr. Luke is a co-trustee.

(4) Includes 62,990 MeadWestvaco shares held indirectly through employee benefit plans and 18,874 shares held in trust for members of Mr. Luke's family.

(5) Includes MeadWestvaco shares held indirectly through employee benefit plans by Messrs. Tatar, Block, Buzzard and Lane and Ms. Osar in the amounts of 4,729 shares, 1,042 shares, 14,590 shares, 4,515 shares, and 5,797 shares, respectively.

Attendance at the meeting will be limited to holders of record as of March 8, 2002, or their authorized representatives (not to exceed one per shareholder), and guests of management.

It is important that your stock be represented at the meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly in order to be sure that your shares will be voted. You may revoke your proxy at any time before it is voted at the meeting by submitting a written revocation or a new proxy, or by attending and voting at the annual meeting.

In addition to solicitation by mail, officers and assistant officers of MeadWestvaco may solicit proxies by telephone or other electronic communication, or by personal contact. The cost of solicitation of proxies will be borne by MeadWestvaco. MeadWestvaco may engage the services of D.F. King & Co. Inc., and Orion Investor Relations for the solicitation of proxies on a limited basis at a cost which is estimated not to exceed $17,500 in aggregate fees, and somewhat more than half that amount in expenses.

1.  Election of directors

Five directors will be elected to hold office for the terms set forth below and, in all cases, until their successors are elected and shall qualify. There is no provision for cumulative voting in the election of directors. At the meeting, one of the persons named in the enclosed proxy (or a substitute) will, if authorized, vote the shares covered by such proxy for election of the five nominees for directors listed on the following pages.

The present nominees, Michael E. Campbell, Dr. Thomas W. Cole, Jr., Duane E. Collins, Susan J. Kropf, and J. Lawrence Wilson, if elected, will be elected for terms expiring at the 2005 Annual Meeting of Shareholders. The Board of Directors unanimously recommends a vote FOR the named nominees. Should any of these nominees become unavailable for election for any reason presently unknown, a person named in the enclosed proxy (or a substitute) will vote for the election of such other person or persons as the Board of Directors may recommend.

John G. Breen, James G. Kaiser, Richard B. Kelson, John A. Krol, John A. Luke, Jr., and Richard A. Zimmerman will continue to serve for a term expiring at the 2003 Annual Meeting. William E. Hoglund, Douglas S. Luke, Robert C. McCormack, Lee J. Styslinger, Jr., Jerome F. Tatar, and Jane L. Warner will continue to serve for a term expiring at the 2004 Annual Meeting.

All of the preceding 17 persons currently serve as directors of MeadWestvaco and have done so since the combination of Mead and Westvaco was completed in January 2002.

Nominees for Election as Directors
for a Term of Three Years Expiring in 2005

                                                           Director of Mead or
  Name                                                 Age   Westvaco Since
  ----                                                 --- -------------------
  MICHAEL E. CAMPBELL                                  54    1998 (Westvaco)

  Chairman, President and Chief Executive Officer,
  Arch Chemicals, Inc., since 1999. Executive Vice
  President, Olin Corporation, 1996-1999.

  DR. THOMAS W. COLE, JR.                              60    1994 (Westvaco)

  President, Clark Atlanta University, since 1989.
  Director: First Union Bank of Georgia, West Virginia
  Wesleyan College. Trustee: Knoxville College.

  DUANE E. COLLINS                                     65    1999 (Mead)

  Chairman, Parker Hannifin Corporation, since 1999;
  Chief Executive Officer, 1993-2001; President, 1993-
  2000. Director: National City Corporation, The
  Sherwin-Williams Company.

                                                            Director of Mead or
 Name                                                   Age   Westvaco Since
 ----                                                   --- -------------------
 SUSAN J. KROPF                                         53      1996 (Mead)

 President and Chief Operating Officer, Avon
 Products, Inc., since 2001; Chief Operating Officer of
 North America and Global Business Operations,
 1999-2001; Executive Vice President and President,
 North America, 1998-1999; Executive Vice President and President, Avon U.S., 1997-1998. Director: Avon
 Products, Inc., Fragrance Foundation.

 J. LAWRENCE WILSON                                     65      1997 (Mead)

 Chairman and Chief Executive Officer, Rohm and
 Haas Company, 1988-1999. Director: Cummins Inc.,
 The Vanguard Group of Investment Companies,
 AmeriSource Bergen Corporation.

Directors Whose Terms Expire in 2003

                                                           Director of Mead or
 Name                                                  Age   Westvaco Since
 ----                                                  --- -------------------
 JOHN G. BREEN                                         67      1986 (Mead)

 Chairman, The Sherwin-Williams Company, 1980-
 2000; Chief Executive Officer, 1979-1999. Director:
 National City Corporation, Parker Hannifin
 Corporation, Goodyear Tire & Rubber Company, The
 Stanley Works, The Sherwin-Williams Company.

 JAMES G. KAISER                                       58    1995 (Mead)

 Chairman and Chief Executive Officer, Avenir
 Partners, Inc., since 1998. President and Chief
 Executive Officer, Quanterra Incorporated, 1994-
 1996. Director: Sunoco, Inc., AutoTradeCenter.com.

 RICHARD B. KELSON                                     55    2001 (Westvaco)

 Executive Vice President and Chief Financial Officer,
 Alcoa, Inc., since 1997; Executive Vice President and
 General Counsel, Environment, Health and Safety,
 1994-1997. Member: University of Pittsburgh Law
 School Board of Visitors. Trustee: Carnegie Mellon
 University.

 JOHN A. KROL                                          65    1994 (Mead)

 Chairman of E.I. du Pont de Nemours and Company,
 1997-1998; Chief Executive Officer, 1995-1998;
 President, 1995-1997. Director: Armstrong World
 Industries, Inc., Milliken & Company, Inc., Molecular
 Circuitry, Inc., ACE Insurance, Ltd.

                                                          Director of Mead or
  Name                                                Age   Westvaco Since
  ----                                                --- -------------------
  JOHN A. LUKE, JR.                                   53    1989 (Westvaco)

  President and Chief Executive Officer,
  MeadWestvaco Corporation, since 2002. Chairman,
  President and Chief Executive Officer, Westvaco
  Corporation, 1996-2002; President and Chief
  Executive Officer, 1992-1996. Director: American
  Forest and Paper Association, The Bank of New
  York, The Timken Company, United Negro College
  Fund. Trustee: Lawrence University, American
  Enterprise Institute for Public Policy Research.
  Governor: National Council for Air and Stream
  Improvement, Inc.

  RICHARD A. ZIMMERMAN                                69    1989 (Westvaco)

  Chairman and Chief Executive Officer, Hershey
  Foods Corporation, 1985-1993. Director: Eastman
  Kodak Corporation, Stabler Companies, Inc. Trustee:
  United Theological Seminary.

Directors Whose Terms Expire in 2004

                                                           Director of Mead or
 Name                                                  Age   Westvaco Since
 ----                                                  --- -------------------
 WILLIAM E. HOGLUND                                    67    1993 (Mead)

 Director and Executive Vice President, Corporate
 Affairs and Staff Support Group, General Motors
 Corporation, 1992-1994. Trustee: The Sloan
 Foundation, Capital Automotive REIT.

 DOUGLAS S. LUKE                                       60    1996 (Westvaco)

 President and Chief Executive Officer, HL Capital,
 Inc., since 1999, a private investment company with diversified interests in marketable securities and private equities. President and Chief Executive
 Officer, WLD Enterprises, Inc., 1991-1998, a private investment company with generally similar interests.
 Director: Regency Realty Corporation.

 ROBERT C. MCCORMACK                                   62    2001 (Westvaco)

 Partner, Trident Capital, a private equity investment firm, since 1993. Assistant Secretary of the Navy
 (Financial Management) and Comptroller of the Navy, 1990-1993. Director: DeVry, Inc., Illinois Tool
 Works, Inc., The Northern Trust Corporation.

 LEE J. STYSLINGER, JR.                                68    1992 (Mead)

 Chairman, ALTEC Industries, Inc., since 1989.
 Director: Global Rental Company, Jemison
 Investment Company, Inc., Regions Financial
 Corporation, Electronic Healthcare Systems.

                                                          Director of Mead or
  Name                                                Age   Westvaco Since:
  ----                                                --- -------------------
  JEROME F. TATAR                                     55    1996 (Mead)

  Chairman, MeadWestvaco Corporation, since 2002;
  Chairman, President and Chief Executive Officer,
  Mead Corporation, 1997-2002; President and Chief
  Operating Officer; 1996-1997. Director: Robbins &
  Myers, Inc., National City Corporation.

  JANE L. WARNER                                      54    1997 (Westvaco)

  President, Global Automotive Industry Group EDS, since 2002; Managing Director, 2000-2002.
  President, Kautex Textron, North America, 1998-
  1999. Executive Vice President, Textron Automotive
  Company, 1994-1999. Director: Kettering University,
  Automotive Industry Action Group (AIAG), Federal-
  Mogul Corporation.

Director Compensation
During 2001, the current directors did not serve as directors of the Company but instead served either on the Board of Directors of Mead or Westvaco. The non-employee directors of Mead during 2001 received $24,000 as an annual payment for services as a director, $1,500 per meeting for attendance at meetings of the Board, and $1,200 per meeting for attendance at Committee meetings of the board. The non-employee directors of Mead also received a grant of restricted shares pursuant to Mead's 1987 Restricted Stock Plan (subsequently amended in 1996). The automatic annual grant to non-employee directors of Mead as of January 1, 2001, equaled $22,355. Directors of Mead who were also employees of Mead were not additionally compensated for their Board activities.

The non-employee directors of Westvaco during 2001 received an annual Board retainer of $30,000, Board and Committee meeting attendance fees of $1,000 per meeting, and an automatic grant of options to purchase 1,500 shares of Westvaco common stock.

The individuals who served as directors of MeadWestvaco immediately prior to the date of the merger were then employees of Mead or Westvaco and received no additional compensation for service as directors of MeadWestvaco. From and after the merger, members of the Board who are not employees of MeadWestvaco will receive $30,000 as an annual payment for services as a director, $1,500 per meeting for attendance at meetings of the Board, and $1,200 per meeting for attendance at Committee meetings of the Board. Board members may elect to defer this compensation under the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors. In addition, if the shareholders approve the equity compensation provisions of this plan as requested in this Proxy Statement, non-employee directors will also receive long-term incentive supplemental compensation in the form of stock units and stock options. A full description of this plan is provided in the description of the third proposal in this Proxy Statement. Directors who are officers of or employed by MeadWestvaco are not additionally compensated for their Board and Committee participation.

Board Committees

MeadWestvaco currently has six principal standing Committees of the Board of
Directors: Audit; Compensation and Organization Development; Executive; Finance; Nominating and Governance; and Safety, Health and Environment. Because the Committees were not created and the Board and committee members were not appointed until the completion of the merger of Mead and Westvaco in early 2002, no Board of Directors or Committee meetings were held during 2001. During 2001, the Board of Directors of each of Mead and Westvaco met 10 and 12 times, respectively, and no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the Committees of which he or she was a member.

The current members of the Board Committees are as follows:

    Audit                                     Finance
    -----                                     -------
    Michael E. Campbell, Chairman             Douglas S. Luke, Chairman
    Duane E. Collins                          John G. Breen
    James G. Kaiser                           Michael E. Campbell
    Richard B. Kelson                         William E. Hoglund
    Lee J. Styslinger, Jr.                    Robert C. McCormack
    Jane L. Warner                            J. Lawrence Wilson
    (all non-employee directors)
    Compensation and Organization Development Nominating and Governance
    ----------------------------------------- -------------------------
    John G. Breen, Chairman                   Richard A. Zimmerman, Chairman
    Dr. Thomas W. Cole, Jr.                   William E. Hoglund
    Duane E. Collins                          John A. Krol
    Susan J. Kropf                            Susan J. Kropf
    Robert C. McCormack                       Douglas S. Luke
    Lee J. Styslinger, Jr.                    J. Lawrence Wilson
    Richard A. Zimmerman
    (all non-employee directors)
    Executive                                 Safety, Health and Environment
    ---------                                 ------------------------------
    Jerome F. Tatar, Chairman                 John A. Krol, Chairman
    John G. Breen                             Dr. Thomas W. Cole, Jr.
    Michael E. Campbell                       James G. Kaiser
    John A. Krol                              Richard B. Kelson
    Douglas S. Luke                           Jane L. Warner
    John A. Luke, Jr.
    Richard A. Zimmerman

The functions of the current Board Committees are as follows:

Audit Committee
Reviews the audit examination and annual financial reports of the Company, and meets with and remains accessible to the internal auditors and independent accountants of the Company. The Committee assists the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. Please refer to the report of the Audit Committee which follows.

Compensation and Organization Development Committee
Reviews and approves the Company's compensation philosophy. It is charged with the broad responsibility of assuring that officers and key management personnel are effectively compensated in terms that are motivating, internally equitable and externally competitive. The Committee must approve compensation of senior management, set the criteria for awards under incentive plans and determine whether such criteria have been met. The Committee will generally oversee policies and practices of the Company that advance its organizational development, including those designed to achieve the most productive engagement of the Company's workforce and the attainment of greater diversity. Please refer to the report of the Compensation and Organization Development Committee which follows.

Executive Committee
Provides for the exercise of certain powers of the Board between meetings of the Board when a special meeting of the Board is impractical or inconvenient, or is not warranted under the circumstances.

Finance Committee
Charged with overseeing the Company's financial affairs and recommending those financial actions and policies that are most appropriate to accommodate the Company's operating strategies while maintaining a sound financial condition. The Committee reviews the Company's financial forecasts and budgets as well as strategic actions proposed by the Company's management. The Committee also reviews funding recommendations concerning the salaried and hourly pension plans together with the investment performance of such plans and the Company's risk management policies and practices.

Nominating and Governance Committee
Charged with studying and making recommendations concerning the qualifications of all directors, selecting and recommending candidates for election and re-election to the Board, and persons to fill vacancies on the Board, as well as the compensation paid to non-employee directors. The Committee also reviews and considers other matters of corporate governance, including trends and emerging expectations, as well as what may be deemed best practices. In advising the Board and management, the Committee may consider a range of governance matters, including Board structure, Board composition, Committees and criteria for Committee appointment, Board meeting policies, and the ongoing relationship between the Board and management. The Committee will consider nominees for directors recommended by shareholders of MeadWestvaco.

Committee on Safety, Health and the Environment
Reviews implementation of the Company's workplace safety and health program. The Committee also reviews the stewardship of the Company with respect to conservation of natural resources and its ability to protect the natural environment. The Committee receives regular reports from management, reviews safety, health and environmental matters with management, and makes recommendations as needed.

Report of the Audit Committee of the Board of Directors

Membership and Role of the Audit Committee
The Audit Committee consists of six members of the Company's Board of Directors. Each member of the Audit Committee is independent and possesses other qualifications as required by the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Exhibit A.

The primary function of the Audit Committee is to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

Review of the Company's Audited Financial Statements for the Fiscal Year ended October 31, 2001, and Transition Period ended December 31, 2001
Because, under generally accepted accounting principles, Westvaco is considered the acquiror in the combination of Mead and Westvaco, the audited financial statements of Westvaco are considered the audited financial statements of MeadWestvaco. Such audited financial statements for the fiscal year ended October 31, 2001 and transition period ended December 31, 2001 are included in the transition period Form 10-K filed by MeadWestvaco with the Securities and Exchange Commission (the "SEC"). This transition period report is required because of the change from Westvaco's October 31 fiscal year to MeadWestvaco's December 31 fiscal year.

Prior to the completion of the combination on January 30, 2002, the Audit Committee of Westvaco reviewed, and by its Chairman discussed with management of Westvaco, the audited financial statements of Westvaco for the fiscal year ended October 31, 2001. The Audit Committee of Westvaco discussed with PricewaterhouseCoopers LLP, Westvaco's independent accountants and the firm that has been selected as MeadWestvaco's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee of Westvaco also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee of Westvaco discussed the independence of PricewaterhouseCoopers LLP with that firm. Based on the review and discussions noted above, the Audit Committee of Westvaco recommended to the Board of Directors of Westvaco that Westvaco's audited financial statements for the fiscal year ended October 31, 2001 be included in its Annual Report on Form 10-K for that fiscal year, which was filed with the SEC on January 22, 2002.

The Audit Committee of MeadWestvaco reviewed the foregoing as reflected in the minutes of the Audit Committee of Westvaco, and on the basis of that review recommended to the Board of Directors that the audited financial statements of Westvaco for the fiscal year ended October 31, 2001 be included in the Form 10-K for the transition period ended December 31, 2001 for filing by MeadWestvaco with the SEC.

The Audit Committee of MeadWestvaco also reviewed, and by its Chairman discussed with management of MeadWestvaco, the audited financial statements of Westvaco for the two-month transition period ended December 31, 2001, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee of MeadWestvaco also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee of MeadWestvaco discussed the independence of PricewaterhouseCoopers LLP with that firm. Based on the review and discussions noted above, the Audit Committee of MeadWestvaco recommended to the Board of Directors of MeadWestvaco that Westvaco's audited financial statements for the two-month transition period ended December 31, 2001 be included in the Form 10-K for that transition period.

PricewaterhouseCoopers received the following fees from Westvaco in the fiscal year ended October 31, 2001 and the two-month transition period ended December 31, 2001:

Audit fees relating to the fiscal year ended October 31, 2001 and the two-month transition period ended December 31, 2001.................................... $2,639,000
                                                                                ==========
      Financial information systems design and implementation fees............. $      -0-
                                                                                ==========
      All other fees
      Audits of employee benefit plans......................................... $  102,000
      SEC filings and related matters..........................................    325,000
      Merger and acquisition due diligence and related accounting matters......    584,000
      Tax compliance and other tax services....................................    476,000
      Sustainable Forestry Initiative audits...................................    370,000
      Controls evaluation and review...........................................    729,000
      Other audit related......................................................     62,000
                                                                                ----------
         Total all other fees.................................................. $2,648,000
                                                                                ==========

Prior to the completion of the merger on January 30, 2002, the Audit Committee of Mead reviewed, and by its Chairman discussed with management of Mead, the audited financial statements of Mead for the fiscal year ended December 31, 2001. The Audit Committee of Mead discussed with Deloitte&Touche LLP, Mead's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee of Mead also received the written disclosures and the letter from Deloitte&Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee of Mead discussed the independence of Deloitte&Touche LLP with that firm. Based on the review and discussions noted above, the Audit Committee of Mead recommended to the Board of Directors of Mead that Mead's audited financial statements could be included in subsequent SEC filings.

Submitted by:

           Michael E. Campbell, Chairman      Richard B. Kelson
           Duane E. Collins                   Lee J. Styslinger, Jr.
           James G. Kaiser                    Jane L. Warner

Prior Accountants of Mead
The merger of Mead and Westvaco is being accounted for as an acquisition of Mead by Westvaco and, consequently, the historical financial statements of Westvaco become the historical financial statements of MeadWestvaco. Deloitte & Touche LLP had been the independent accountants for Mead and for MW Holding Corporation (the predecessor of MeadWestvaco, which was created to effectuate the merger of Mead and Westvaco) and PricewaterhouseCoopers LLP has been the long-standing independent accountants of Westvaco. MeadWestvaco's audit committee and board of directors participated in and approved the decision to retain PricewaterhouseCoopers LLP as its independent accountants, replacing Deloitte & Touche LLP.

The reports of Deloitte & Touche LLP relating to the Mead and MW Holding Corporation financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In conection with its audits of Mead and MW Holding Corporation for the two most recent fiscal years and through January 30, 2002, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

Executive Compensation

Report of the Compensation and Organization Development Committee

The Compensation and Organization Development Committee, a Board committee, consists of seven members of the Company's Board of Directors, none of whom is or has been at any time an employee of the Company or its subsidiaries or is receiving any compensation from the Company or its subsidiaries other than as a director. The Committee is charged with the broad responsibility for assuring that our executive officers are effectively compensated in terms that are motivating, internally equitable and externally competitive. The Committee is responsible for the consideration and approval of all compensation of senior management, setting the criteria for awards under incentive compensation plans and determining whether such criteria have been met, overseeing matters relating to MeadWestvaco's stock option plans, and reviewing the management of, and proposed changes to, the Company's various employee benefit plans.

The Committee was formed following the consummation of the business combination leading to the creation of MeadWestvaco in early 2002. The respective compensation committees of Mead and Westvaco established the cash compensation and equity-based awards at their respective companies in 2001. The members of the Committee, therefore, are primarily reporting on determinations made by these prior compensation committees.

Compensation Philosophies
Both Mead's and Westvaco's executive compensation programs were principally designed to give executives strong incentives to achieve the Company's business objectives and to increase the value of the Company for its shareholders over the long term. The contribution of an individual to the execution of corporate strategies, and the pursuit of the foregoing objectives, were a principal basis on which our predecessor committees evaluated job performance and, therefore, were significant factors in their determining salaries, awards of bonuses, and grants of stock options.

Key elements of each of the incentive compensation programs were annual performance-based bonuses and equity-based compensation, to provide substantial medium- and long-term financial rewards to an executive only if the stockholders also realize long-term stock price appreciation. Each company also viewed its compensation practices as critical tools to retain and recruit key executive talent. The Committee expects to continue to emphasize stock-based compensation and Company-wide performance goals, as well as the attraction and retention of key executives.

Cash Compensation
Mead and Westvaco executive compensation programs each made the base salaries of their executives dependent on the compensation paid to executive officers at comparable companies, and on the performance of their respective companies in relation to their peers. Salary range midpoints at Mead were set to approximate those midpoints of industrial companies of similar size to Mead, as annually reported in the Hay Industrial Management USA survey, representing approximately 300 parent organizations and 500 independent operating units of all types of industrial employers in the United States (which we refer to as the "Hay Competition"). Around these midpoints for each salary grade is an established salary range, characterized by a defined minimum and maximum.

Actual salaries paid to Mead executives were targeted to be competitive with the average salaries for that same survey group, with a particular comparison to a selected group of Forest and Paper company competitive peers. These peers were the Boise Cascade Corporation, Bowater Incorporated, Georgia-Pacific Corporation, International Paper Company, Potlatch Corporation, Smurfit Stone Container Corporation, Temple-Inland Inc., Westvaco Corporation, Weyerhaeuser Company, and Willamette Industries, Inc. Salary increases for the executive group as a whole were determined primarily by a review of Mead's competitive position relative to the Hay Competition, and an assessment of competitive salary increase movement. The salary increase for each named executive officer was determined by individual performance, influenced to a minor degree by that individual's position in the salary range. A fundamental basis of Mead's compensation philosophy was to provide only moderate salary increases and to favor incentive payouts that reward for the performance of the company and the contribution of the executive.

The cash compensation of Mead executives also included a significant annual bonus opportunity. The annual incentive targets were set at levels that achieve a combined salary midpoint plus incentive target that equal actual competitive average base salaries plus annual bonuses, as determined by an analysis of the total cash compensation paid by the Hay Competition. No annual incentive payments were made to Mead executives for 2001.

Westvaco's compensation committee also believed that it was important for executive officers to be compensated at a level that was competitive with that paid by comparable companies. The competitiveness of the compensation of the CEO and the other executive officers of Westvaco identified in the Summary Compensation Table was evaluated through assessment of total annual cash compensation paid by the eight companies that constituted the Dow Jones Paper Index and by other companies comparable in size to Westvaco. The committee also reviewed the results of past executive compensation surveys as part of its evaluation process, which permitted the committee to establish actual compensation levels taking into account both individual job performance and the competitive dynamics of executive recruitment and retention.

The incentive compensation of Westvaco executives was based on the Westvaco Corporation Annual and Long-Term Incentive Plan, approved by Westvaco shareholders in 2001, which placed a significant portion of a senior executive's compensation at risk and tied it to company and personal performance. The Westvaco compensation committee administered the Plan by establishing objective performance goals that triggered payment of both annual and long-term awards for the current year and for succeeding fiscal years. The committee designed the Plan to comply with the provisions of the Internal Revenue Code to deduct bonuses for federal income tax purposes. See "Deductibility of Executive Compensation" below. Key criteria for individual performance focused on improved Westvaco shareholder value through financial and operating performance, advancement of Westvaco's business strategy, and support of Westvaco's strategic focus on those markets with the highest growth and profitability potential. As a result of the challenging market conditions in 2001, the minimum performance goals set for 2001 relating to return on capital invested were not achieved and no awards were made to Westvaco executives for 2001 under this Plan.

Equity-Based Compensation
The compensation committees of both Mead and Westvaco believed that a significant portion of their senior executives' compensation must reflect the desire for sustained operational excellence, reward competitive long-term financial results, and be linked to the returns realized by shareholders. Thus, a major portion of the compensation package reflects awards for long-term results.

Grants of stock options were made by both compensation committees to the executives of their respective companies to create a direct tie between the interests of those key employees and the shareholders of their companies. At both companies, in general, options were granted with an exercise price equal to the market price of the related shares on the date of grant, so that individuals receiving those grants would benefit only if shareholders benefited through subsequent appreciation in the value of the related shares. The Committee expects to take a similar approach with the senior executives of MeadWestvaco, creating a link between their compensation and the future appreciation of MeadWestvaco stock.

Mead's long-term compensation was delivered through a collection of incentive plans, each involving the grant of incentive awards, including restricted stock, for attaining shareholder value at or above specified levels. Westvaco relied primarily upon stock option grants as long-term awards for its executive management.

Compensation for the Chief Executive Officer
In the case of both Mead and Westvaco, specific performance criteria were established against which the committees measured the performance of their respective chief executive officers. The annual cash compensation of each company's chief executive officer included a base salary and variable compensation. With regard to variable cash compensation, the executive compensation policies of both companies reflected a disciplined focus on shareholder returns and directly related funding for variable compensation awards to company performance.

Mr. Tatar's 2001 salary was set by the Board of Directors of Mead to assure continued competitiveness for such a leadership role, and payments received by Mr. Tatar in base salary increased by 4.2% during 2001. His salary for the year remained below the salary midpoint for his position and slightly below the level of the Hay Competition. As a result of difficult market conditions, the 2001 annual incentives for Mr. Tatar were below target levels, and since the improvement in Mead's operating financial performance was exceeded by the financial improvement of the FP Peer group, no annual incentive payment was made to Mr. Tatar for 2001, and no payout was made under Mead's long-term incentive plan. The Mead compensation committee did, however, recommend the payment of a special bonus of $400,000 for Mr. Tatar in recognition of his exceptional contribution in bringing about the merger of Mead and Westvaco, which is discussed in more detail below.

At his own request, Westvaco's chief executive officer, John A. Luke, Jr., did not receive a salary increase in 2001. Nor did he receive a cash bonus for 2001 under the Westvaco Corporation Annual and Long-Term Incentive Plan. As discussed in more detail in the next paragraph, the Westvaco compensation committee did, however, grant Mr. Luke a restricted stock award to recognize his extraordinary efforts in bringing about the merger of Mead and Westvaco. The Westvaco compensation committee believed the total cash compensation opportunity for John A. Luke, Jr., was appropriate when compared to the total cash compensation opportunity for similar positions in the Dow Jones Paper Index companies. In November 2001, the Westvaco compensation committee granted stock options to John A. Luke, Jr. for 160,000 shares and simultaneously made grants to 612 other officers and salaried employees, all of which were granted at market value on the date of grant.

Special Bonuses Related to the Merger
The compensation committees of Mead and Westvaco each believed that the merger of their two companies created substantial shareholder value. Effecting the merger posed exceptional challenges for the management of Mead and Westvaco, both in negotiating the terms of the transaction, and in taking the steps necessary to consummate the transaction after the agreements had been executed. Given the extraordinary efforts displayed by certain senior executives in connection with bringing about the merger, the compensation committees of both companies awarded cash bonuses to recognize their exemplary performance. In the case of Mr. Luke, the Westvaco compensation committee granted a restricted stock award with a value of $298,185, based on the trading value of the Westvaco stock as of January 16, 2002. Generally, this restricted stock award will vest in full two years following the grant date, unless Mr. Luke voluntarily terminates employment, although the Committee retains the discretion to accelerate vesting if it deems it appropriate.

Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for individual compensation over one million dollars per year paid to a company's chief executive officer and to the four other most highly compensated executive officers. The Compensation Committees of both Mead and Westvaco carefully considered the effect of Section 162(m) on their respective company's executive compensation program with respect to the combined effects of deductibility of their respective company's executive compensation, the competitiveness of executive compensation levels, and the impact of other employee benefits.

In the case of both companies, their respective compensation committees took their actions recognizing the implications of Section 162(m), but noting the need to recognize and reward the exemplary performance of their officers, particularly given the difficult market conditions as well as their efforts to effectuate the merger of Mead and Westvaco. Mead's compensation programs gave executives an opportunity to defer income so as to allow Mead to maximize the deductibility of the executive compensation within the limits of Section 162(m). Westvaco's incentive compensation program was designed to comply with the provisions of Section 162(m) and in general to allow for full deductibility. It is possible, however, that awards issued in relation to the merger of Mead and Westvaco may exceed, in future years, the deductible limit of Section 162(m).

Both Compensation Committees believed that their respective executive compensation programs should be managed in the overall best interest of the company's shareholders, and our Committee shares the same belief with regard to MeadWestvaco's executive compensation programs. We do not currently believe that Section 162(m) will affect Mead or Westvaco's tax deductions for compensation in 2001.

Summary
The compensation committees of Mead and Westvaco believed that the caliber and motivation of their executives and all of their employees were extremely important to their companies' ability to meet future challenges and to deliver long-term value to their shareholders. We are convinced that this will continue to be the case at MeadWestvaco in the future. The compensation programs of the two companies delivered a mix of compensation elements for 2001 (base pay, annual incentives, long-term incentives and deferral opportunities) that was an effective tool in supporting executive excellence. We are confident that these elements of an executive compensation program are key in rewarding executives who contribute to the success of their company.

Submitted By:
              John G. Breen, Chairman   Robert C. McCormack
              Thomas W. Cole, Jr.       Lee J. Styslinger, Jr.
              Duane E. Collins          Richard A. Zimmerman
              Susan J. Kropf

Compensation Committee Interlocks and Insider Participation
No employee of Mead or Westvaco served as a member of the compensation committee of either company during such company's past fiscal year, or as a member of the compensation committee of the Board of any company where an executive officer of such company was a member of the compensation committee of either Mead or Westvaco.

Section 16(a) Beneficial Ownership Reporting Compliance
Prior to the merger, Section 16(a) of the Securities Exchange Act of 1934 required reporting by directors and certain officers of Mead and Westvaco concerning their holdings and transactions in Mead or Westvaco common stock. A review of Mead's and Westvaco's records indicates that, to the best knowledge of the Company, all reports required under the Section 16(a) rules were filed in a timely manner since November 1, 2000, with the exception of a report on Form 4 relating to the net acquisition of 432 shares of Westvaco stock by Mr.
R. Scott Wallinger on August 3, 2001, which was filed approximately one month late.

                                    [CHART]

                  Westvaco       The Mead       S&P 500        Dow Jones
                   Corp.           Corp.         Index        Paper Index
                -----------    -----------       ------       -----------

10-31-96          100.00          100.00         100.00          100.00
10-31-97          118.56          107.57         132.11          112.32
10-31-98           92.48          114.76         161.18           98.78
10-31-99          114.56          132.99         202.54          127.41
10-31-00          113.16          110.29         214.89          114.27
10-31-01          100.81          104.95         161.40          110.94
12-31-01          117.71          115.66         176.92          126.04





This graph compares the cumulative total return to shareholders on MeadWestvaco common stock for a 62 month period ended December 31, 2001 with the return on the Standard & Poor's 500 Stock Index (S&P 500) and the Dow Jones Paper Index. This graph should not be taken to imply any assurance that past performance is predictive of future performance.

                          Summary Compensation Table

Prior to the date of the merger, the Company's executive officers functioned as executive officers of, and were compensated by, Mead or Westvaco, as the case may be. The following table presents information concerning total compensation paid to the Chief Executive Officer and certain other executive officers of the Company (collectively, the "named executive officers") by either Mead or Westvaco. Messrs. Tatar and Lane served with Mead prior to the merger, and Messrs. Luke, Buzzard and Block and Ms. Osar, served with Westvaco prior to the merger. This compensation information relates to compensation received by the named executive officer while employed by Mead or Westvaco prior to the merger. Prior to the merger, Westvaco's fiscal year ended on October 31. In connection with the merger, Westvaco changed its fiscal year to a calendar year. As a result, the compensation shown for Messrs. Luke, Buzzard and Block, and Ms. Osar, is that paid with respect to Westvaco's last three fiscal years and the last two months of 2001 (which we refer to as the "transition period"). All information related to common stock has been adjusted to reflect the exchange ratios of common stock of Mead and Westvaco for common stock of MeadWestvaco.

                                                                                                 Long-term Compensation
                                                                    ---------------------------------------------------
                                                Annual Compensation                 Awards                      Payouts
                                ----------------------------------- ------------------------- -------------------------
Name and Principal                                                   Restricted    Securities                 All Other
Position with                                                 Other       Stock    Underlying        LTIP  Compensation
MeadWestvaco              Year    Salary  Bonus(1)  Compensation(2)      Awards    Options(#)     Payouts        (4, 5)
------------------------ ------ -------- --------- ---------------- -----------    ---------- ----------- -------------
Jerome F. Tatar          2001   $854,904 $ 400,000               --          --       114,113          -- $      64,477
Chairman of the Board    2000    820,838   530,000               -- $   383,950        98,678 $   383,950        62,468
                         1999    762,508   550,000 $         55,118     150,000       139,474   1,093,600        63,026

John A. Luke, Jr.        T/P*** $145,833        --               --          --       155,200          -- $       6,563
CEO and President        2001    875,000        --               -- $   298,185(3)    150,350          --        39,375
                         2000    875,000 $ 500,000               --          --       116,400          --        74,250
                         1999    875,000        --               --          --        92,150          --        39,375

James A. Buzzard         T/P*** $ 75,000        --               --          --        58,200          -- $       3,375
Executive Vice President 2001    450,000 $ 150,000               --          --        48,500          --        27,000
                         2000    341,667   300,000               --          --        29,100          --        34,650
                         1999    250,000        --               --          --        19,400          --        11,250

Raymond W. Lane          2001   $453,000 $ 100,000               --          --        33,923          -- $      30,327
Executive Vice President 2000    433,600   200,000               -- $    72,875        30,000 $   218,625        28,927
                         1999    407,508   205,000 $        121,311      62,000        41,000     234,050        30,253

Karen R. Osar*           T/P*** $ 75,000        --               --          --        33,950          -- $       3,375
Senior Vice President    2001    450,000 $ 100,000               --          --        33,950          --        24,750
and CFO                  2000    441,923   300,000               --          --        24,250          --        36,450

Richard H. Block**       T/P*** $ 66,667        --               --          --        38,800          -- $       3,000
Senior Vice President    2001    400,000 $ 132,813               --          --        38,800          --        16,113
                         2000    133,333   100,000               --          --            --          --            --

--------------------------------------------------------------------------------
*   Joined Westvaco in November 1999.
**  Joined Westvaco in July 2000.
*** References to "T/P" refer to the transition period from November 1, 2001 through December 31, 2001, representing the gap between the end of Westvaco's 2001 fiscal year and the end of Mead's 2001 fiscal year.

(1) The awards for fiscal year 2001 paid to executives of Mead and Westvaco, except for that paid to Richard H. Block, were made by the Westvaco Compensation Committee and the Mead Compensation Committee, as the case may be, to recognize exemplary performance in connection with the then-pending MeadWestvaco merger. Richard H. Block's bonus amount in fiscal year 2001 represented an employment retention bonus. The awards to Westvaco executives in 2000 represented the variable component of total annual compensation under Westvaco's Annual Incentive Plan. All Westvaco options were granted in November of each calendar year.

(2) "Other Compensation" consists of interest on deferred compensation accounts in excess of the IRS rate.

(3) This represents the dollar value, on January 16, 2002, of 10,300 shares of restricted Westvaco stock granted to John A. Luke, Jr. by the Westvaco Compensation Committee in recognition of his outstanding service to the Company regarding the negotiation of the MeadWestvaco merger during fiscal year 2001, based on the stock price of Westvaco on the award date.

(4) With regard to Messrs. Tatar and Lane, "All Other Compensation" consists of executive life insurance premiums and company matches to qualified and non-qualified savings plans.

(5) With regard to Messrs. Luke, Buzzard and Block and Ms. Osar, for the transition period, "All Other Compensation" represents Company contributions of $6,563 for John A. Luke, Jr., $3,375 for James A. Buzzard, $3,000 for Richard H. Block and $3,375 for Karen R. Osar, to Westvaco's Savings and Investment Restoration Plan. These four executive officers held interests equivalent to a total of 93,313 shares under such plans as of December 31, 2001. For 2001, the applicable figures in this column represent Company contributions of $7,650 and $31,725 for John A. Luke, Jr., $7,650 and $19,350 for James A. Buzzard, and $6,188 and $18,562 for Karen R. Osar, to the Savings and Investment Plan and the Savings and Investment Restoration Plan, respectively. These three executive officers held interests equivalent to a total of 102,953 shares of Westvaco under these plans as of October 31, 2001.

         Option/SAR Grants in the Fiscal Year Ended December 31, 2001*

                                                                                Potential Realizable
                                                                    Value at Assumed Annual Rates of
                                                                       Stock Appreciation for Option
                                    Individual Grants                                        Term(1)
                       -------------------------------------------- --------------------------------
                                  % of Total
                        Number of    Options
                       Securities Granted to
                       Underlying  Employees
                          Options  in Fiscal    Exercise Expiration
Name                      Granted    Year(2) Price($/Sh)       Date               5%             10%
----                   ---------- ---------- ----------- ----------  --------------  --------------
Jerome F. Tatar          114,113    4.46%      $26.157    6/27/2011     $1,877,158       $4,757,088
John A. Luke, Jr.        155,200     6.06        29.56   11/27/2011      2,885,166        7,311,620
James A. Buzzard          58,200     2.27        29.56   11/27/2011      1,081,937        2,741,856
Raymond W. Lane           33,923     1.33       26.157    6/27/2011        558,033        1,414,166
Karen R. Osar             33,950     1.33        29.56   11/27/2011        631,130        1,599,417
Richard H. Block          38,800     1.52        29.56   11/27/2011        721,291        1,827,905
All Optionees, Mead
  and Westvaco         2,559,509     100%                           $   44,308,018   $  112,285,586
All shareholders(3)                                                 $3,476,769,083   $8,810,842,681
Optionees gain as % of
  all shareholder gain                                                       1.27%            1.27%
----------------------------------------------------------------------------------------------------

* In the case of disclosure with regard to both Westvaco and Mead executives, this time period is from January 1, 2001 through December 31, 2001. All information related to "securities" has been adjusted to reflect the exchange ratios of common stock of Mead and Westvaco for common stock of MeadWestvaco (Mead shareholders received one share of MeadWestvaco for each share of Mead common stock that they held, and Westvaco shareholders received 0.97 shares of MeadWestvaco for each share of Westvaco common stock that they held). The numbers set forth in this table represent the number of shares of MeadWestvaco common stock into which the issued options are convertible after the merger.

(1) The dollar amounts under these columns are not intended to and may not accurately forecast possible future appreciation, if any, of MeadWestvaco's common stock price. These are purely hypothetical amounts resulting from calculations at the 5% and 10% rates required by the Securities and Exchange Commission.

(2) All options were granted at market value on the date of grant. The options issued to Messrs. Luke, Buzzard and Block and Ms. Osar become exercisable twelve months from the date of grant. The options issued to Messrs. Tatar and Lane become exercisable upon the completion of the merger of Mead and Westvaco.

(3) As of December 31, 2001, there were 102,554,826 and 99,096,180 shares of common stock of Westvaco and Mead outstanding, respectively. The calculations shown are based on the assumed rates of appreciation, compounded annually, from the stock's fair market value of $29.56 on November 27, 2001, in the case of Westvaco, and $26.157 on June 27, 2001, in the case of Mead.

               Aggregated Option Exercises in Last Fiscal Year*
                      and December 31, 2001 Option Values

                                                          Number of      Value of Unexercised
                       Shares                Unexercised Options at   In-the-Money Options at
                  Acquired on       Value      December 31, 2001(2)      December 31, 2001(2)
Name                 Exercise Realized(1) Exercisable/Unexercisable Exercisable/Unexercisable
----              ----------- ----------- ------------------------- -------------------------
Jerome F. Tatar      5,187     $ 44,687              818,784/0          $     3,574,624/0
John A. Luke, Jr.   37,499      113,827        789,336/155,200           1,387,915/60,800
James A. Buzzard        --           --         157,622/58,200             241,366/22,500
Raymond W. Lane         --           --              331,033/0                1,779,456/0
Karen R. Osar           --           --          58,200/33,950              39,725/13,125
Richard H. Block        --           --          38,800/38,800              45,400/15,000

--------------------------------------------------------------------------------

* In the case of disclosure with regard to both Mead and Westvaco executives, this time period is from January 1, 2001, through December 31, 2001. All information related to "shares" has been adjusted to reflect the exchange ratios of common stock of Mead and Westvaco for common stock of MeadWestvaco (Mead shareholders received one share of MeadWestvaco for each share of Mead common stock that they held, and Westvaco shareholders received 0.97 shares of MeadWestvaco for each share of Westvaco common stock that they held). The numbers set forth in this table represent the number of shares of MeadWestvaco common stock into which the issued options are convertible after the merger.

(1) The value realized on stock option exercises represents the difference between the grant price of the options and the market price of the shares of underlying stock as of the date of exercise multiplied by the number of options exercised. All grants are made at the fair market value of the stock on the date of grant.

(2) The value of unexercised in-the-money options represents the difference between the grant price of the options and the market price of the underlying security at December 31, 2001, multiplied by the number of in-the-money options outstanding.

                   Pension Plan Tables for Fiscal Year 2001

                                     Mead

                                       Years of Service
                    -------------------------------------------------------
     Remuneration      5       15       20        25        30        35
     ------------   ------- -------- --------- --------- --------- --------
       $  225,000   $13,500  $47,250 $  64,125 $  81,000 $  97,875 $114,750
          500,000    30,000  105,000   142,500   180,000   217,500  255,000
          700,000    42,000  147,000   199,500   252,000   304,500  357,000
          900,000    54,000  189,000   256,500   324,000   391,500  459,000
        1,100,000    66,000  231,000   313,500   396,000   478,500  561,000
        1,300,000    78,000  315,000   427,500   540,000   652,500  765,000

Salaried employees of Mead were participants in Mead's non-contributory retirement plan which provides retirement income upon years of employment and average annual earnings for the five highest years during the last 11 years of employment. Benefits under the retirement plan become vested after five years. The table above sets forth the approximate annual benefits payable under the plan's formula assuming the recipient retires at age 65, on a straight life annuity basis without regard to option forms of payment. As of December 31, 2001, Mr. Tatar had 27 years of service credit under the plan, and Mr. Lane had 26 years of service credit under the plan.

                                   Westvaco

                                       Years of Service
                     -----------------------------------------------------
      Remuneration      5       15        20       25       30       35
      ------------   ------- --------- -------- -------- -------- --------
        $  400,000   $27,500 $  82,600 $110,200 $137,700 $165,300 $192,800
           560,000    39,000   116,900  155,900  194,900  233,900  272,800
           720,000    50,400   151,200  201,600  252,000  302,400  352,900
           880,000    61,800   185,500  247,400  309,200  371,000  432,900
         1,040,000    73,300   219,800  293,100  366,300  439,600  513,900
         1,200,000    84,700   254,100  338,800  423,500  508,200  592,900

Westvaco's contributions to its retirement plan for salaried employees were computed on an aggregate actuarial basis with no specific allocation of contributions to individuals. The table above shows the approximate annual retirement benefits net of social security benefits that would be received under current plan provisions based upon the noted compensation levels and years of service. As of December 31, 2001, Mr. Luke had 23 years of service credit under the plan, Mr. Buzzard had 24 years of service credit under the plan, Ms. Osar had two years of service credit under the plan, and Mr. Block does not participate in the plan. These approximated annual retirement benefits have been calculated under the plan's 50% joint and survivor annuity form of pension and on the assumption of retirement benefits beginning at age 62 or age 65.

The obligations under these Mead and Westvaco pension plans have been assumed by MeadWestvaco, and MeadWestvaco intends to continue to maintain these plans.

Change of Control Agreements
Since November 1986, Mead had intermittently entered into change of control agreements with some of its officers, including Messrs. Tatar and Lane. The merger of Mead and Westvaco qualified as a change of control under these agreements. Upon the completion of the merger of Mead and Westvaco, MeadWestvaco assumed the obligations under each of these change in control agreements other than Mr. Tatar's change in control agreement, which was superseded by his new employment agreement with MeadWestvaco, which is described below.

Under the Mead change in control agreements, MeadWestvaco is obligated to provide severance benefits to the executive officer in the event of certain qualifying terminations of employment within the two-year period immediately following a change in control, including a termination by MeadWestvaco without cause or by the officer with good reason (as defined in the relevant agreement). The severance benefits include cash severance equal to two and one-half times the executive officer's base salary and annual and long-term incentive compensation; a supplemental pension benefit computed taking into account the base salary and annual incentive compensation components of the foregoing cash severance amount and crediting the executive officer with an additional three years of age and service; two years' continuation of health and welfare benefits; and, at the executive officer's election, a cash payment in cancellation of his or her stock options, computed based upon the higher of the closing price on the date of termination of employment or the Mead merger consideration. In addition, to the extent any payments or benefits received by the executive officer are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive officer will receive a payment to restore him or her to the after-tax position that he or she would have been in, had the excise tax not been imposed.

Since January 1999, Westvaco also had previously entered into change in control agreements with a number of its executive officers, including with Messrs. Luke, Buzzard and Block, and Ms. Osar. The merger of Mead and Westvaco constituted a change in control under these agreements. As discussed below, Mr. Luke's new employment agreement will supersede his change in control agreement. From and after completion of the mergers, MeadWestvaco will assume and honor the other Westvaco change in control agreements, including those with Messrs. Buzzard and Block and Ms. Osar.

Under the Westvaco change in control agreements, MeadWestvaco is obligated to provide severance benefits to each such executive officer in the event his or her employment is terminated by MeadWestvaco without cause or by the executive officer for good reason (as defined in the relevant agreement). The severance benefits include a pro-rata annual bonus for the year of termination; cash severance equal to three times the executive officer's base salary, annual bonus and annual company contribution to his or her defined contribution plan benefits; a lump sum supplemental pension benefit equal to the additional benefits the executive officer would have accrued, had he or she remained employed for three additional years; and three years' continuation of health and welfare benefits. In addition, to the extent that any payments or benefits received by the executive officer are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code and exceed 110% of the maximum that can be received without the tax being imposed, the executive officer will receive a payment to restore him or her to the after-tax position that he or she would have been in, had the excise tax not been imposed.

Employment Agreements with Messrs. Tatar and Luke
MeadWestvaco has entered into an employment agreement with Mr. Tatar under which he is employed as Chairman of the Board of MeadWestvaco and as an executive officer of MeadWestvaco. The agreement provides that Mr. Tatar will serve in that capacity until he and the MeadWestvaco Board of Directors agree that the transition and integration of Mead and Westvaco have been successfully completed or until December 31, 2004, whichever occurs first. The determination as to whether the transition and integration of Mead and Westvaco have been successfully completed will be made mutually by Mr. Tatar and the MeadWestvaco Board of Directors based upon the factors they deem relevant at the time. MeadWestvaco expects that the transition and integration process will be completed before December 31, 2004.

In exchange for his services, Mr. Tatar receives, among other things, an annual base salary no less than $854,904. Mr. Tatar is also entitled to participate in an annual incentive plan, long-term incentive plans, stock option and other stock-based plans, supplemental retirement, deferred compensation and other benefit plans and arrangements (including welfare benefit plans) on a basis at least as favorable as his participation in Mead's corresponding plans prior to the effective time of the merger of Mead and Westvaco and substantially at the same level as the participation of Mr. Luke. Mr. Tatar will also be entitled to a pro-rata annual bonus upon his retirement and a supplemental pension benefit upon any termination of his employment equal to an amount that is no less than the benefits he would receive, calculated as of his termination, under the provisions of Mead's corresponding benefit plans prior to the effective time of the merger of Mead and Westvaco.

In the event Mr. Tatar's employment is terminated in a qualifying termination, MeadWestvaco will be obligated to provide Mr. Tatar with cash severance equal to 3.5 times his base salary and annual and long-term incentive compensation, a supplemental pension benefit computed taking into account the foregoing cash severance amount and crediting Mr. Tatar with an additional three years of age and service, and continuation of health and welfare benefits for him and his spouse until each of them becomes eligible for Medicare, and for his dependents while they remain eligible. Mr. Tatar will also be entitled to receive financial and tax planning services until he attains age 65 at a cost not to exceed $20,000 per year. In addition, any MeadWestvaco stock options held by Mr. Tatar immediately before a qualifying termination will vest on the date of termination. If Mr. Tatar's employment is terminated by MeadWestvaco for cause or otherwise not in a qualifying termination, then MeadWestvaco has no further obligation to Mr. Tatar under the employment agreement other than to pay his base salary through the date of termination and other normal post-termination compensation and benefits. Finally, to the extent any payments or benefits received by Mr. Tatar are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Tatar will receive a payment to restore him to the after-tax position that he would have been in, had the excise tax not been imposed.

For purposes of Mr. Tatar's new employment agreement, a qualifying termination includes: Mr. Tatar's retirement with the consent of the MeadWestvaco Board of Directors, including upon agreement with MeadWestvaco's board that the transition and integration of MeadWestvaco have been successfully completed; a termination for disability or by death; a termination by MeadWestvaco without cause; a termination by Mr. Tatar following a material breach of the employment agreement by MeadWestvaco that has not been cured; and any termination of employment during the 2004 calendar year (other than for cause).

MeadWestvaco has entered into an employment agreement with Mr. Luke under which he is employed as President and Chief Executive Officer of MeadWestvaco. The term of this agreement began upon the completion of the merger of Mead and Westvaco and ends on its third anniversary. Mr. Luke's new employment agreement provides that he will immediately assume the position of Chairman of the Board when Mr. Tatar ceases to serve as Chairman of the Board.

In exchange for his services, Mr. Luke will receive, among other things, an annual base salary no less than $875,000. Mr. Luke is also entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of MeadWestvaco, with incentive, savings and retirement opportunities that are no less favorable than those provided to Mr. Luke by Westvaco before the merger.

In the event Mr. Luke's employment is terminated by MeadWestvaco without cause or by Mr. Luke for good reason, MeadWestvaco will be obligated to provide Mr. Luke with a pro-rata annual bonus for the year of termination, cash severance equal to three times his base salary, annual bonus and annual company contribution to his or her defined contribution plan benefits, a lump sum supplemental pension benefit equal to the additional benefits would have accrued, had he remained employed for three additional years, and three years' continuation of health and welfare benefits. If Mr. Luke's employment is terminated for cause or by Mr. Luke without good reason, then MeadWestvaco has no further obligation to Mr. Luke under the employment agreement other than to pay his base salary through the date of termination, the amount of any compensation previously deferred, and other benefits that may be unpaid, and, in the case of a termination by

Mr. Luke without good reason, a pro-rata bonus for the year of termination. Finally, to the extent any payments or benefits received by Mr. Luke are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and exceed 110% of the maximum that can be received without the excise tax being imposed, Mr. Luke will receive a payment to restore him to the after-tax position that he would have been in, had the excise tax not been imposed.

For purposes of Mr. Luke's new employment agreement, good reason includes, among other things, assignment of duties inconsistent with, or other action that results in a diminution of, his position as Chief Executive Officer and failure by the MeadWestvaco to pay his compensation.

2.  Proposal to ratify appointment of independent accountants

The Board of Directors, pursuant to the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP to serve as independent accountants for the Corporation for the 2002 fiscal year subject to approval by the shareholders at the 2002 Annual Meeting. PricewaterhouseCoopers LLP currently serves as the Corporation's independent accountants, and received $2,270,500 in fees and expenses during the fiscal year ending October 31, 2001 for audit-related services provided to Westvaco. The Audit Committee has been advised by PricewaterhouseCoopers LLP that neither the firm, nor any of its partners or staff, has any direct financial interest or material indirect financial interest in the Corporation or any of its subsidiaries. Representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. If the shareholders do not ratify this appointment, the appointment of other independent public accountants will be considered by the Audit Committee.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

3. Proposal to approve the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors

Introduction. You are being asked to approve the equity compensation portions of the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors provides members of the Company's Board of Directors who are not employed by MeadWestvaco with an opportunity to defer cash compensation. In addition, if approved by the shareholders, the plan will provide non-employee directors with long-term supplemental compensation in the form of stock units and options with respect to MeadWestvaco common stock. A copy of the plan is attached to this Proxy Statement as Exhibit B.

Shares of Stock Subject to the Plan. Subject to shareholder approval and to adjustments as described below, the total number of shares that may be subject to stock units and options is 500,000 shares of MeadWestvaco common stock. The shares subject to the plan may be treasury shares or newly issued shares, at the discretion of the Board. Any share which is subject to an option which for any reason expires or is terminated unexercised may again be subject to an option or a stock unit under the plan. The number of shares of common stock available for the grant of options and stock units under the plan will not be diminished by any grants of any kind under any plan created or maintained by any Company acquired by MeadWestvaco or with which MeadWestvaco is merged or combined.

Administration. A committee of management employees designated by the Chief Executive Officer of MeadWestvaco (the "Administration Committee") will be responsible for administering the plan, with authority to, among other things, establish rules and regulations for the operation of the plan, prepare, distribute, collect and administer forms made pursuant to the plan, and interpret the plan and all associated documentation. The Administration Committee may delegate any or all of its respective responsibilities to one or more of its members or to appropriate MeadWestvaco employees. To the extent necessary to ensure the exemption of transactions pursuant to the plan from Section 16 of the Exchange Act, the Board or the Compensation Committee shall be responsible for such administration.

Deferral Accounts. All non-employee directors will have the opportunity under the plan to elect to defer all or a portion of their cash compensation received for service as directors of MeadWestvaco. The Administration Committee may establish minimum deferral amounts, specified percentages of compensation that can be deferred, and similar requirements and limitations, as it may determine to be appropriate for convenience of administration of the plan. Deferral elections will remain in effect until the year after the deferral election is revoked or a new deferral election is made. A deferral account will be maintained for each participant who elects to defer compensation under the plan. A committee of management employees will establish one or more hypothetical investment funds, as it may from time to time determine and participants may allocate their deferral accounts among the hypothetical investment funds pursuant to procedures established by the Administration Committee. Unless and until hypothetical funds are established, all deferral accounts will be deemed invested in a money market fund. A participant's deferral account will be adjusted (but not below zero) based on the positive or negative investment experience of the account, from time to time. These cash deferral provisions of the plan are currently in effect and are not subject to shareholder approval.

Stock Unit Accounts. If the equity provisions of the plan are approved by shareholders, non-employee directors will be credited in a stock unit account with a number of stock units equal to $30,000 (or another value determined by the Board) on the date the plan is approved and on each annual meeting date thereafter. Each stock unit account will be credited with additional stock units (including fractions thereof) on each payment date for any dividend or distribution made with respect to the MeadWestvaco common stock with a record date that occurs while there is a positive balance in such stock unit account. Stock units will be settled in MeadWestvaco common stock of MeadWestvaco and will be vested at all times.

Distribution of Accounts. The balance in each participant's account(s) will be paid on the earliest practicable date following the end of the calendar quarter in which the participant ceases to be a member of the Board in a single distribution, unless elected otherwise by the participant. All distributions from a participant's deferral account will be made in cash and all distributions from a participant's stock unit account will be made in shares of common stock.

Stock Options. If the equity provisions of the plan are approved by shareholders, each non-employee director will be granted options to purchase 1,500 shares of MeadWestvaco common stock on the date the plan is approved and on each annual meeting date thereafter, with a per-share exercise price equal to the fair market value of the MeadWestvaco common stock on the date of grant, and other terms as determined by the Board. Each option will be vested on the date it is granted. The exercise price of options may be paid in cash, common stock, or any other property satisfactory to the company; provided that any such common stock has been either purchased on the open market or held for more than six months. In addition, if the Compensation Committee so provides, payment may be made through a cashless exercise program. A participant may exercise options during his or her tenure as a non-employee director and for five years after termination as a non-employee director, but not later than the tenth year after the grant date of the option. However, if the director dies while serving as a director and within one year of the tenth anniversary of the date of grant of an option, the option will remain exercisable for one year from the date of death.

Adjustments. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of MeadWestvaco, any reorganization or any partial or complete liquidation of MeadWestvaco, the Compensation Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares issuable under the plan, in the number of options to be automatically granted under the plan, and in the number, kind and option price of shares subject to outstanding stock units and options, and/or other equitable substitution or adjustments as it may determine to be appropriate.

Unfunded Plan. The plan will be unfunded and participants will be general creditors of MeadWestvaco with respect to their account balances. Even if MeadWestvaco chooses to set aside funds in a trust or otherwise for the payment of account balances under the Plan, the funds shall at all times be subject to the claims of the creditors of MeadWestvaco in the event of its bankruptcy or insolvency.

Non-Transferability. None of the rights of participants under the plan or with respect to their accounts or options are transferable, except by will or by the laws of descent and distribution, by operation of law, or, if permitted by law and under uniform standards adopted by the Compensation Committee, to immediate family members of the participant, or to trusts whose beneficiaries are the participant or immediate family members.

Amendment and Termination. The plan can be amended or terminated at any time by the Board, but no amendment or termination can reduce the balance of any participant's accounts, change the requirements for vesting of any unvested portion of any option previously granted, or change the timing of distributions from any account, without the consent of the affected participant or beneficiary, as applicable.

Tax Treatment. The following is a brief description of certain federal income tax consequences of the plan under current law. It should not be taken as tax advice by participants, who are urged to consult their tax advisors. A participant will not be subject to tax upon deferred compensation upon the crediting of deferred compensation to his or her deferral account or upon the crediting of stock units to his or her stock unit account. Amounts or shares distributed to a participant will be taxed as compensation upon receipt by the participant. A recipient of stock options under the plan incurs no income tax liability as a result of having been granted the options. The exercise by an individual of such stock options results in the immediate realization of taxable income by the individual of the difference between the fair market value on the date of exercise of the stock which is being purchased and the price being paid for such stock. An individual who sells stock which was acquired upon the exercise of a stock option granted under the plan will recognize short-term or long-term capital gains, depending upon the holding period of the stock sold. MeadWestvaco will generally be entitled to take an income tax deduction in the same amount and at the same time as the participant recognizes compensation income pursuant to awards under the plan.

The Board of Directors unanimously recommends a vote FOR the approval of the equity compensation portions of the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors.

Shareholder proposals and nominations

Shareholder proposals intended for inclusion in next year's Proxy Statement must be received by the Secretary of the Company not later than November 21, 2002. In addition, MeadWestvaco's bylaws outline procedures that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director at the 2003 Annual Meeting of Shareholders, notice of such nomination must be given to the Secretary of the Company not later than 90 days in advance of such meeting. The notice must describe various matters regarding the nominee and conform to requirements specified in the Company's bylaws. For a shareholder to bring other business before the 2003 Annual Meeting of Shareholders, notice must be given to the Secretary of the Company between December 24, 2002 and January 23, 2003 and must include a description of the proposed business, the reason for conducting such business and other specified matters.

John W. Hetherington
Vice President and Secretary

March 8, 2002

                                   EXHIBIT A

                           MEADWESTVACO CORPORATION

                            AUDIT COMMITTEE CHARTER

Authority

The Board by resolution dated January 30, 2002, established the Audit Committee and adopted this Charter.

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and, (3) the independence and performance of the Company's internal and external auditors.

Duties and Responsibilities

The Audit Committee shall make regular reports to the Board.

In discharge of its responsibilities, the Audit Committee shall:

 1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

 2. Review the annual audited financial statements and major issues with management, including those issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

 3. Discuss with management and the independent auditor significant financial reporting issues and judgements made in connection with the preparation of the Company's annual and interim financial statements.

 4. Be available each quarter to review as necessary with management and the independent auditor, either by the full Committee or by its chairman, the Company's quarterly financial statements prior to the filing of its Form 10-Q.

 5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

 6. Review major changes to the company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

 7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

 8. Approve the fees to be paid to the independent auditor.

 9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing executive.

12. Review the significant reports to management prepared by the internal auditing department and management's responses.

13. Meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit.

14. Obtain from the independent auditor assurance that it will inform the Company's management concerning any information coming to the auditor's attention indicating that an illegal act has or may have occurred, and assure that such information has been conveyed, as appropriate, to the Audit Committee.

15. Discuss with management, the Company's senior internal auditing executive and the independent auditor any condition which comes to their attention indicating that the Company's subsidiaries and affiliated entities, domestic and foreign, are not conforming to applicable legal requirements or the Company's Code of Conduct.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company's response to that letter. Such review should include:

    a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    b) Any changes required in the planned scope of the internal audit.

    c) The internal audit department's support of the annual independent audit.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

21. Meet at least annually with the Company's financial management, the senior internal auditing executive, and the independent auditor in separate executive sessions.

Membership

   .  The Committee shall have a minimum of three directors.

   .  The Board shall appoint the Committee members and a Chairman.

   .  The Board may fill vacancies on the Committee.

   . The Committee members shall possess the independence and other qualifications required by the New York Stock Exchange.

   . The Board may remove a Committee member from the membership of the Committee with or without cause.

Consultants and Others to Assist Committee

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

It may also request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Meetings and Action

   . The Committee will meet at the call of its Chairman or the Chairman of the Board.

   . A majority of the Committee members will be a quorum for the transaction of business.

   . The action of a majority of those present at a meeting at which a quorum is present will be the action of the Committee.

   . Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee without a meeting if all of the members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

   . The Chairman will report from time to time to the Board on Committee actions and on the fulfillment of the Committee's duties under its Charter.

   . The Committee Secretary (who will be the Corporate Secretary) will keep minutes of all Committee meetings, which will be available to all Board members.

The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee regularly reviews these matters with management and the independent auditors.

                                   EXHIBIT B

                  MEADWESTVACO CORPORATION COMPENSATION PLAN

                          FOR NON-EMPLOYEE DIRECTORS

                                   Article I
                        Purpose and General Provisions

Section 1.1  Purpose of Plan; Shareholder Approval; Shares Available.

   (a) The purpose of the Plan is to provide members of the Company's Board of Directors who are not employed by the Company with an opportunity to defer cash compensation and provide long-term supplemental compensation in the form of Stock Units and Options with respect to Common Stock. Notwithstanding any other provision of the Plan, Articles IV and VI of the Plan (providing for Stock Units and Options, respectively) shall not become effective unless and until they shall have been approved by the Company's stockholders.

   (b) Subject to shareholder approval as provided in Section 1.1(a) of the Plan and to adjustment as provided in Section 8.2 of the Plan, the total number of shares that may be subject to Stock Units and Options is 500,000 shares of the Common Stock. The source of shares for the Plan may be treasury shares or newly issued shares, at the discretion of the Board. Any share which is subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option or a Stock Unit under the Plan. Shares of Common Stock available for the grant of Options and Stock Units under the Plan shall not be diminished by any grants of any kind under any plan created or maintained by any company acquired by the Company or with which the Company is merged or combined.

Section 1.2 Definitions. The following terms shall have the meanings set forth below for purposes of the Plan.

   Account:  a Deferral Account or a Stock Unit Account.

   Administration Committee: a committee of management employees designated by the Chief Executive Officer of the Company from time to time to serve as the body charged with serving as such under the Plan.

   Adoption Date:  the date on which the Plan is adopted by the Board.

   Annual Meeting Date: any date on which an annual meeting of the Company's stockholders occurs.

   Approval Date: the date of the meeting of the Company's stockholders at which the approval described in Section 1.1(a) is obtained.

   Average Fair Market Value: the average of the Fair Market Values of a share of Common Stock of the Company during the period of 10 trading days ending on the designated date.

   Beneficiary: in the case of any Participant who dies, the person or persons named on the most recent Beneficiary Election Form filed and not revoked by the Participant, in each case, in accordance with procedures established by the Administration Committee or, if no such procedures have been established or the Participant has not properly filed any Beneficiary Election Form, the Participant's estate.

   Board:  the Board of Directors of the Company.

   Common Stock: shares of Common Stock of the Company, subject to adjustments made under Section 8.2 of the Plan or by operation of law.

   Company:  MeadWestvaco Corporation, a Delaware corporation.

   Compensation Committee: the Compensation Committee of the Board or any subcommittee thereof, or any other committee or subcommittee of the Board, as determined by the Board from time to time; provided, that such committee or subcommittee shall consist solely of two or more members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

   Deferral Account: a bookkeeping account for a Participant representing the Eligible Compensation that the Participant has elected to defer under
   Article II of the Plan, as adjusted to reflect earnings, losses, contributions and distributions in accordance with Articles III and V of the Plan.

   Deferral Election: an election by an Eligible Director to defer Eligible Compensation pursuant to Article II of the Plan.

   Deferred Compensation: an amount of Eligible Compensation that an Eligible Director elects to defer under Article II of the Plan in accordance with the provision of the Plan.

   Distribution Election: an election by a Participant of the time(s) and manner in which he or she wishes to receive distributions from his or her Account(s).

   Dividend Equivalent: the amount of any cash dividend or other cash distribution paid by the Company, or the Fair Market Value of any dividend or other distribution in the form of property other than Common Stock distributed by the Company, on a number of shares of Common Stock equal to the number of Stock Units credited, as of the applicable record date, to an Eligible Director's Stock Unit Account.

   Effective Date: with respect to the exercise of any Option, the last business day preceding (1) in the case of delivery of a completed exercise form, the date received by the person designated by the Administration Committee to receive such forms, or (2) in the case of mailed forms, the postmark date for such mailing.

   Election Form: a form effecting a Beneficiary Election (a "Beneficiary Election Form"), a form effecting a Deferral Election (a "Deferral Election Form"), a form effecting a Distribution Election (a "Distribution Election Form"), or a form effecting an Investment Election (an "Investment Election Form"), or a single form combining all of such elections.

   Eligible Compensation: with respect to any Eligible Director, 100% of the Eligible Director's total cash compensation from the Company for service on the Board and/or on any committee of the Board.

   Eligible Director: any member of the Board who is not employed by the Company or any of its subsidiaries or affiliates.

   Exchange Act:  the Securities Exchange Act of 1934.

   Fair Market Value: with respect to the Common Stock, the mean of the high and low prices at which the Common Stock is traded on the New York Stock Exchange during normal business hours on the designated date; with respect to any other security that is traded on any national securities exchange, or on NASDAQ, the mean of the high and low prices at which Company's common stock is thus traded during normal business hours on the designated date; and with respect to any other property, the fair market value thereof as determined by the Compensation Committee.

   Finance Committee: a committee of management employees designated by the Chief Executive Officer of the Company from time to time to serve as the body charged with serving as such under the Plan.

   Investment Election: an election by an Eligible Director to have Deferred Compensation invested in an Investment Fund as defined in Section 3.3(a).

   Option: an option to acquire Common Stock granted pursuant to Article VI of the Plan.

   Optionee: the Eligible Director to whom any Option is granted and any other person who may be entitled to exercise such Option pursuant to the Plan.

   Participant: an Eligible Director who has elected to defer Eligible Compensation under the Plan or to whose Stock Unit Account Stock Units have been credited and who has a positive balance in his or her Account(s).

   Plan: the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors, as set forth herein.

   Plan Year: generally, the calendar year; provided, that the first Plan Year shall be the period from January 30, 2002 through December 31, 2002.

   Stock Unit: a unit credited to a Participant's Stock Unit Account representing one hypothetical share of Common Stock. Fractional Stock Units shall be permitted.

   Stock Unit Account: a bookkeeping account for a Participant representing the Stock Units that have been credited to the Participant under Article IV of the Plan.

   Stock Unit Value:  as defined in Section 4.1 of the Plan.

   Termination Distribution: a distribution from a Participant's Account following the Participant's Termination of Membership on the Company's Board of Directors.

   Termination of Board Membership: with respect to any Participant, the date on which the Participant ceases, for any reason, to be a member of the Company's Board of Directors.

Section 1.3 Administration. Except as specifically provided in the Plan, the Administration Committee shall be responsible for administering the Plan in all other respects, including establishing rules and regulations for the operation of the Plan, preparing, distributing, collecting and administering Election Forms, and interpreting the Plan and all associated documentation (including without limitation Election Forms). The Administration Committee may delegate any or all of their respective responsibilities to one or more of their members or to appropriate employees of the Company. Notwithstanding the foregoing, to the extent necessary to ensure the exemption of transactions pursuant to the Plan from Section 16 of the Exchange Act, the Board or the Compensation Committee shall be responsible for such administration.

Section 1.4 Unfunded Plan. The Plan is intended to be an unfunded plan providing current and deferred compensation. Participants are and shall at all times be general creditors of the Company with respect to their Account balances. If the Finance Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Account balances under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Section 1.5 Non-Transferability. None of the rights of Participants under the Plan or with respect to their Accounts or Options shall be transferable, except as specifically provided in Sections 5.3 and 6.6 of the Plan.

                                  Article II
                              Deferral Elections

Section 2.1 Eligible Compensation. All Eligible Directors shall be provided with the opportunity to elect to defer all or a portion of their Eligible Compensation. The Administration Committee may establish such minimum deferral amounts, specified percentages of Eligible Compensation that may be deferred, and similar requirements and limitations, as it may determine to be appropriate for convenience of administration of the Plan.

Section 2.2 Deferral Election Forms. Deferral Election Forms shall be in such form, and shall be filed and revoked in such manner as the Administration Committee shall from time to time determine.

Section 2.3 Time for Filing Deferral Election Forms. Each individual who is expected to be an Eligible Director on the Adoption Date has been provided the opportunity, in advance of the Adoption Date, to file a Deferral Election to defer Eligible Compensation that is earned on or after the Adoption Date. An individual who becomes an Eligible Director after the Adoption Date may file an initial Deferral Election within 30 days after becoming an Eligible Director, but such Deferral Election may only apply to Eligible Compensation earned after it is filed. Subsequent Deferral Elections may be filed in December of any Plan Year to defer Eligible Compensation earned during subsequent Plan Years. Once filed, a Deferral Election shall remain in effect until the Plan Year after the Plan Year (if any) during which the Participant files a new Deferral Election or revokes such Deferral Election.

                                  Article III
                       Deferral Accounts and Investments

Section 3.1 Establishment and Maintenance of Deferral Account. The Administration Committee shall cause the Company to establish and maintain a Deferral Account for each Participant who elects to defer Eligible Compensation. A Participant's Deferral Account shall be credited and debited from time to time as provided in Section 3.2, adjusted for investment experience, from time to time as provided in Section 3.3, and debited for amounts distributed in accordance with Article V.

Section 3.2 Contributions to Deferral Accounts. A Participant's Deferral Account shall be credited from time to time with his or her Deferred Compensation, as of the day on which such Deferred Compensation would otherwise be paid to him or her. Such amounts shall be vested at all times.
Section 3.3  Earnings and Losses on Deferral Accounts.

   (a) Investment Elections. The Finance Committee shall from time to time establish one or more hypothetical investment funds (each, an "Investment Fund") based upon such criteria as it may from time to time determine. The Administration Committee shall establish procedures to permit Participants to make Investment Elections from time to time indicating in which of the available Investment Funds their Deferral Accounts shall be deemed invested. Unless and until the Finance Committee provides otherwise, all Deferral Accounts shall be deemed invested in the CitiStreet Money Market Fund.

   (b) Adjustment of Accounts. The Administration Committee shall cause Participants' Deferral Accounts to be adjusted upwards or downwards, at such intervals as it may from time to time determine, to reflect the net investment return (whether positive or negative) of the particular Investment Fund(s) elected; provided, that no Deferral Account may at any time have a balance less than zero.

Section 3.4 Reports. The Administration Committee shall provide, or cause to be provided, to each Participant at regular intervals, but at least annually, a statement of his or her Deferral Account balance and the activity therein since the date of the last such statement.

                                  Article IV
                              Stock Unit Accounts

Section 4.1 Credits of Stock Units. On the Approval Date and each Annual Meeting Date thereafter, the Stock Unit Account of each person who is an Eligible Director at the adjournment of the stockholders' meeting occurring on that Annual Meeting Date shall be credited with a number of Units (including fractions thereof) determined by dividing the Stock Unit Value by the Average Fair Market Value of the Common Stock on such Annual Meeting Date. The "Stock Unit Value" shall mean $30,000 or such other amount as the Board may hereafter establish by resolution.

Section 4.2 Dividend Equivalents. Each Stock Unit Account shall be credited with additional Stock Units (including fractions thereof) on each payment date for any dividend or distribution made with respect to the Common Stock with a record date that occurs while there is a positive balance in such Stock Unit Account. The number of Stock Units so credited shall equal the amount of the applicable Dividend Equivalent, divided by the Fair Market Value of a share of Common Stock as of the applicable payment date for the dividend or distribution in question.

Section 4.3 Vesting of Share Units. The rights of each Eligible Director in respect of Stock Units credited to his or her Stock Unit Account shall be vested at all times.

                                   Article V
                                 Distributions

Section 5.1  Termination of Board Membership.  The balance in each
Participant's Account(s) shall be paid on the earliest practicable date following the end of the calendar quarter in which the Participant's
Termination of Board Membership occurs, in a single distribution, unless elected otherwise by the Participant in accordance with Section 5.2 of the Plan.

Section 5.2 Distribution Election Form. The Administration Committee may from time to time, in its discretion, establish rules and procedures for participants to file a Distribution Election Form, on which they may make elections to receive distributions of their Stock Unit Accounts and/or Deferred Accounts in installments rather than a lump sum and at a time or times other than as provided in Section 5.1. Such procedures may include special rules applicable in the event of the death of a Participant, and such other rules, limitations and conditions as the Committee may determine to be appropriate. Any such procedures shall require that Distribution Election Form (or amendment or revocation thereof) must be submitted at least six months prior to the Termination of Board Membership in order to be effective.

Section 5.3 Form of Distributions. All distributions from a Participant's Deferral Account shall be made in cash. All distributions from a Participant's Stock Unit Account shall be made in shares of Common Stock, except that any fractional shares that would otherwise be distributable shall be paid in cash based on the Fair Market Value of the Common Stock on the most recent practicable date preceding the date of the distribution.

                                  Article VI
                                 Stock Options

Section 6.1 Grants of Options. On the Approval Date and each Annual Meeting Date thereafter, Options to purchase 1,500 shares of Common Stock shall automatically be granted to each individual who, at the adjournment of the stockholders' meeting occurring, is an Eligible Director. All Options shall be evidenced by written agreements and shall be granted on the terms hereafter set forth, together with such other terms, not inconsistent with the terms of the Plan, as the Board or the Compensation Committee, in its discretion, may from time to time approve.

Section 6.2 Option Price. The per-share exercise price for each Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

Section 6.3 Medium and Time of Payment. Stock purchased pursuant to an Option shall be paid for in full at the time of purchase in such manner as the Administration Committee or the Compensation Committee shall determine. The medium of payment shall be cash, Common Stock valued at Fair Market Value, or any other property satisfactory to the Company, valued as of the Effective Date of the exercise; provided, that any such Common Stock shall have been either purchased by the Participant on the open market or held for more than six months. In addition, if the Compensation Committee so provides, payment may be made through a broker cashless exercise program. Following receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares due upon exercise of an Option.

Section 6.4 Period of Exercise of Options. Each Option shall be vested and exercisable from and after the date on which it is granted. Unless the Compensation Committee provides otherwise in connection with the grant of an Option, the Option shall remain exercisable as follows. Generally, the Option shall expire on the tenth anniversary of the date of grant. However, if the Eligible Director to whom it is granted has a Termination of Board Membership for any reason, each of his or her then-outstanding Options shall expire on earlier of the fifth anniversary of the date of such Termination of Board Membership and the tenth anniversary of the date of grant; provided, that in the case of the Eligible Director's Termination of Board Membership by reason of his or her death within one year before the tenth anniversary of the date of grant of an Option, the Option shall remain exercisable for one year from the date of death. All of the periods within which Options are exercisable are subject always to such further limitations as may be required to maintain favorable treatment under the securities and tax laws.

Section 6.5 Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of a stock certificate for such shares. Except as provided in Section 8.2, no adjustment shall be made for dividends or other rights for which the record date is prior to the date as of which such stock certificate is issued.

Section 6.6 Non-Assignability. No Option shall be assignable or transferable except by will or by the laws of descent and distribution, by operation of law, or, if permitted by law and under uniform standards adopted by the Compensation Committee, to immediate family members of the Optionee, or to trusts whose beneficiaries are the Optionee or immediate family members.

                                  Article VII
                                    General

Section 7.1 General Restriction. The grant or exercise of any Option or the issuance or transfer of any Common Stock pursuant to this Plan is conditioned upon such listing, registration, qualification and regulatory approvals as the Board, the Compensation Committee or the Administration Committee, in their respective discretion, may deem necessary or desirable. The Board, the Compensation Committee or the Administration Committee, respectively, may also place such restrictions or legends or additional legends on stock issued or transferred as it determines to be required or advisable to comply with applicable laws or regulations, or the listing requirements of any exchange upon which the Common Stock is traded or intended to be traded.

Section 7.2 Adjustment for Changes in Capitalization. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Compensation Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares provided for under
Section 1(a) of the Plan, in the number of Options to be granted automatically pursuant to Article VI, and in the number, kind and option price of shares subject to outstanding Stock Units and Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, that no such substitution or adjustment shall be made to outstanding Stock Units with respect to any dividend or other distribution for which Dividend Equivalents are credited to the applicable Stock Unit Account as provided in Section 4.2 of the Plan; and provided, further, that any resulting fractional share that would otherwise be subject to an Option shall be eliminated.

Section 7.3 Compliance with Section 16 of the Exchange Act. Notwithstanding any other provision of the Plan, the Administrative Committee may impose such restrictions, rules and regulations on the terms and conditions of participation in the Plan as it may determine to be necessary or appropriate to avoid subjecting Eligible Directors to liability or potential liability under
Section 16. Any transaction pursuant to the Plan (including without limitation elections to move Deferred Compensation into or out of any Common Stock Fund) that would result in liability or potential liability under said Section 16 shall be void ab initio.

Section 7.4 Governing Law. The Plan shall be governed by the law of the state of Delaware.

                                 Article VIII
                       Amendment and Termination of Plan

The Plan may be amended or terminated at any time by resolution of the Board of Directors of the Company; provided, that no such amendment or termination may reduce the balance of any Participant's Accounts, change the requirements for vesting of any unvested portion of any Option previously granted, or change the timing of distributions from any Account, without the consent of the affected Participant or Beneficiary, as applicable.

[LOGO] MeadWestvaco

MeadWestvaco Corporation
World Headquarters
One High Ridge Park
Stamford, Connecticut 06905

Corporate Secretary
203 461 7500
For shareholder information
Call toll free 1 800 432 9874

MeadWestvaco on the World Wide Web
Earnings, corporate news releases,
product information, financial and
environmental reports and other
company information can be found
on MeadWestvaco's Internet site:
http://www.meadwestvaco.com



[LOGO] recycle logo
30% recovered fiber
10% postconsumer fiber
The cover of this proxy statement is printed on 80 lb. Text Mead Gloss paper manufactured at MeadWestvaco's Chillicothe fine papers mill and the inside pages of this proxy statement are printed on 45 lb. Escanaba Matte Text paper manufactured at MeadWestvaco's Escanaba fine papers mill.

[LOGO OF MEADWESTVACO]                                 YOUR VOTE IS IMPORTANT
                                                         VOTE BY TELEPHONE
                                                   24 HOURS A DAY, 7 DAYS A WEEK



 TELEPHONE                               MAIL
 866-593-3354

 .   Use any touch-tone telephone        .  Mark, sign and date your
 .   Have your Proxy Form in hand    OR     Proxy Card.
 .   Enter the Control Number            .  Detach card from Proxy
     located in the box below               Form
 .   Follow the simple recorded          .  Return the card in the
     instructions                           postage-paid envelope provided


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone there is no need for you to mail back your proxy.

                                                             CONTROL NUMBER FOR
                                                              TELEPHONE VOTING

866-593-3354
CALL TOLL-FREE TO VOTE

            DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE

--------------------------------------------------------------------------------

           The Board of Directors recommends a vote "FOR" all nominees listed below, "FOR" proposal 2 and "FOR" proposal 3.
                                 For all nominees [_]       Withhold Authority to vote     [_]        Exceptions*           [_]
(1) Election of Directors        listed below               for all nominees listed below

Nominees: 01-Michael E. Campbell, 02-Dr. Thomas W. Cole, Jr., 03-Duane E. Collins, 04-Susan J. Kropf, and 05-J. Lawrence Wilson
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below)

*Exceptions:
            -------------------------------------------------------------

(2) Appointment of PricewaterhouseCoopers LLP as independent accountants for 2002.
                                  For [_]                     Against  [_]               Abstain [_]
(3) Approval of the proposed MeadWestvaco Corporation Compensation Plan for Non-Employee Directors.
                                  For [_]                     Against  [_]               Abstain [_]

                                                                           The proxies are directed to vote as specified above and
                                                                           in their discretion on any matters properly coming
                                                                           before the meeting and any adjournment thereof. If no
                                                                           direction is made, the proxies will vote FOR all
                                                                           nominees listed above, FOR Proposal 2 and FOR
                                                                           Proposal 3. Please date, sign, and return this proxy
                                                                           promptly. Please sign exactly as your name appears on
                                                                           this proxy. If signing for estates, trusts or
                                                                           corporations, title or capacity should be stated.

Date:                Share Owner sign here              Co-Owner sign here
[                 ]  [                              ]   [                             ]
 -----------------    ------------------------------     -----------------------------


                          Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                             MEADWESTVACO CORPORTION

           Annual Meeting of MeadWestvaco Stockholders, April 23, 2002

         The undersigned holder(s) of Common Stock of MEADWESTVACO CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), hereby appoints John A. Luke, Jr., Wendell L. Willkie II, and John W. Hetherington, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Stock of the undersigned entitled to vote at the Annual Meeting of MeadWestvaco Stockholders to be held at JP Morgan Chase World Headquarters, 270 Park Avenue, New York, NY on Tuesday, April 23, 2002 at 10:00 a.m. and at any and all adjournments of such meeting, upon the matters set forth on the reverse side hereof, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE DIRECTORS.

                          (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE)

                          MEADWESTVACO CORPORATION
                          P.O. BOX 11016
                          NEW YORK, N.Y.  10203-0016


To change your address, please mark this box. [ ]